EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 26, 2012 relating to the balance sheets of Restoration Hardware Holdings, Inc., which appears in Restoration Hardware Holdings, Inc.’s Registration Statement No. 333-176767 on Form S-1, as amended.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

November 1, 2012